UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2008

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the appointment of P. Michael Formica to the position of Executive Vice President and General Manager, Cryosurgical Systems Division of OraSure Technologies, Inc. (the “Company”), the Company’s Board of Directors increased Mr. Formica’s annual base salary from $277,500 to $315,000 effective August 19, 2008. In addition, Mr. Formica received an option to purchase 20,000 shares of the Company’s common stock, which vests over a five-year period, and 30,000 restricted shares, which vest over a four-year period. These equity awards were granted pursuant to the Company’s 2000 Stock Award Plan, as amended.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2008, the Board of Directors amended the advance notice provisions of the Company’s Bylaws to require certain information from stockholders seeking to nominate persons for election to the Board or to present other business for consideration at a meeting of stockholders. A copy of the Company’s Bylaws, as amended and restated, is attached as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3	OraSure Technologies, Inc. Bylaws, as amended and restated as of August 19, 2008.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: August 22, 2008	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3	OraSure Technologies, Inc. Bylaws, as amended and restated as of August 19, 2008.